UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):
October 21, 2009
CASH AMERICA INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Texas	1-9733	75-2018239
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)
1600 West 7th Street
Fort Worth, Texas 76102
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (817) 335-1100
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
          On October 21, 2009, the Board of Directors (the “Board”) of Cash America International, Inc. (the “Corporation”) amended and restated the Corporation’s Bylaws (the “Current Bylaws”) in their entirety. The Amended and Restated Bylaws (the “Amended Bylaws”), as adopted, will be effective as of January 1, 2010.
          The Corporation was formed under and is currently governed by the Texas Business Corporation Act (“TBCA”). In 2003, the Texas legislature modernized the TBCA, enacting the Texas Business Organizations Code (“TBOC”), which will become applicable to the Corporation on January 1, 2010. Generally, the Current Bylaws have been revised to (i) be in compliance with the TBOC and to conform to the terminology and other changes implemented in the TBOC, (ii) clarify and modernize language in the Current Bylaws and (iii) add advance notice provisions relating to the nomination of directors for election at meetings of shareholders and for matters brought before meetings of shareholders.
          The following sections were revised to allow for certain processes and procedures, such as the giving of notice, voting of proxies and the keeping of a shareholder list for shareholder meetings, to be done electronically: Article I, Section 4 (Notice); Article I, Section 6 (Proxies); Article I, Section 12 (List of Shareholders); Article II, Section 6 (Special Meetings); Article II, Section 13(c) (Procedure; Meetings; Quorum); Article II, Section 13(d) (Other Committees); and Article VI, Section 4 (Notice and Waiver of Notice). In addition, Article I, Section 3 (Place) and Article II, Section 7 (Participation in Meetings by Remote Communications) also permit meetings of shareholders or directors, as applicable, to take place by remote communications. The Current Bylaws do not have similar provisions.
          Listed below is a summary of the other substantive changes that were made to the Amended Bylaws. Unless otherwise indicated, all section references are to the Amended Bylaws.
Article I Shareholders
•	Article I, Section 1 (Annual Meeting) of the Amended Bylaws allows the Board to designate the date of the annual meeting of shareholders. The Current Bylaws provide that the annual meeting of shareholders must take place each year on the first Thursday in March, which may be postponed for a period not to exceed 60 days.

•	Article I, Section 4 (Notice) of the Amended Bylaws extends the period for notice to be given for shareholder meetings to be between ten and 60 calendar days as permitted by the TBOC from between ten and 50 calendar days as required in the Current Bylaws.

•	Article I, Section 8 (Votes Required for Action) of the Amended Bylaws has been added to clarify the number of votes required for action by shareholders and in the election of directors. These changes reorganized the voting requirements for action by the shareholders or election of directors contained in the Current Bylaws and the TBCA but did not substantively alter these sections.

•	Article I, Section 9 (Presiding Officer) of the Amended Bylaws provides that the Chairman of the Board, the President and Chief Executive Officer or such other officer of the Corporation designated by the Board shall preside at meetings of the shareholders. The Current Bylaws provide that the Chairman of the Board is to be the presiding officer at a shareholders meeting, except in his absence the presiding officer would be a person appointed by the meeting.

•	Article I, Section 10 (Nomination of Directors) and Section 11 (Notice of Business) of the Amended Bylaws have been added to require shareholders to provide the Corporation with advance written notice of (i) nominations of directors or (ii) business to be conducted at a shareholders meeting along with certain other information and within certain time periods prior to the date of the meeting. The Current Bylaws do not have similar provisions.

•	Article I, Section 13 (Closing of Share Transfer Records and Fixing Record Date) of the Amended Bylaws has been added to clarify the date on which share transfer records are to be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders.

The language concerning setting the record date was moved from Article V, Section 3 of the Current Bylaws into this section and was revised to require the record date to be set between ten and 60 calendar days prior to any meeting of shareholders as permitted under the TBOC. The Current Bylaws require the record date to be set between ten and 50 calendar days.

•	Article I, Section 14 (Inspectors of Election) of the Amended Bylaws has been added to clarify the duties of the inspector of elections for shareholder meetings. The Current Bylaws do not have a similar provision.
Article II Board of Directors
•	Article II, Section 4 (Election of Officers) of the Amended Bylaws permits the Board to elect the officers of the Corporation at any meeting at which a quorum is present. The Current Bylaws require the Board to elect officers at the first meeting of the Board held after the annual meeting of shareholders.

•	Article II, Section 6 (Special Meetings) of the Amended Bylaws allows for notice of special meetings of the Board to be given within one day of the meeting. The Current Bylaws require two days notice to directors.

•	Article II, Section 8 (Quorum; Votes Required) of the Amended Bylaws allows the directors present at a meeting at which a quorum is not met to adjourn the meeting. The Current Bylaws require a majority of the directors present for such action to occur.

•	Article II, Section 10 (Compensation of Directors) of the Amended Bylaws provides that the Board may receive a specified retainer, cash compensation and expenses for attendance at regular or special meetings of the Board as well as equity awards. The Current Bylaws provide that the directors may receive a fixed sum and expense of attendance of meetings of the Board. The amendments to this section reflect current practice and clarify that like compensation may be paid to members of committees of the Board for their attendance at committee meetings.

•	Article II, Section 13(c) (Procedure; Meetings; Quorum) of the Amended Bylaws requires all members of the Executive Committee to act by written consent (as required by the TBOC). The Current Bylaws require only a majority of the Executive Committee to act by written consent.

•	Article II, Section 13(d) (Other Committees) of the Amended Bylaws provides procedural requirements for convening and conducting meetings of other committees of the Board. The Current Bylaws do not have similar provisions.
Article III Officers
•	Article III, Section 1 (General) of the Amended Bylaws provides that the Board may authorize the Chairman of the Board or the President and Chief Executive Officer to appoint any person to any office other than Chairman of the Board, President and Chief Executive Officer, Chief Financial Officer or Secretary. (Article III, Section 3 (Vacancies) was also revised to reflect such provision with respect to vacancies.) The Current Bylaws do not have a similar provision. This section of the Amended Bylaws also requires the Chairman of the Board to be a member of the Board, but no other officers of the Corporation are required to be a member of the Board. The Current Bylaws state that no officer of the Corporation is required to be a director.

•	Article III, Section 4 (Chairman of the Board) of the Amended Bylaws removes the requirement that the Chairman of the Board also be the Chief Executive Officer, which is consistent with the current practice of the Corporation. The Amended Bylaws also permit, rather than require, the Chairman of the Board to preside over meetings of shareholders.

•	Article III, Section 5 (President and Chief Executive Officer) of the Amended Bylaws provides that the President shall be the President and Chief Executive Officer rather than the Chief Administrative Officer as reflected in the Current Bylaws. This amended provision is consistent with current practice and also clarifies that the Board may assign the President and Chief Executive Officer duties from time to time.

•	Article III, Section 6 (Vice Presidents and Division Presidents) of the Amended Bylaws removes the provision contained in the Current Bylaws stating that any action taken by a Vice President in the performance of the President’s duties is conclusive evidence of the absence or inability to act of the President and clarifies (i) that Division Presidents shall have duties assigned to them by the Board, the Chairman of the Board or the President and Chief Executive Officer and (ii) that Division Presidents and Executive Vice Presidents may act on behalf of the President in his absence or inability to act.
Article IV Indemnification
•	Article IV (Indemnification) of the Amended Bylaws was revised to provide for the advancement of expenses to employees, agents and other persons, if authorized by the Board, and for indemnification of any person who was formerly an officer of the Corporation or any of its subsidiaries. The Current Bylaws do not specifically address these items.
Article V Capital Stock
•	Article V, Section 1(a) (Certificates of Shares), Section 1(b) (Issuance; Payment), Section 1(c) (Shares of More than One Class) and Section 1(d) (Lost Certificates) was added to provide for (i) the required content of share certificates, (ii) uncertificated shares, (iii) consideration requirements for shares and (iv) the procedure the Corporation is to follow in the event of a lost, stolen or destroyed certificate. The Current Bylaws do not have similar provisions.
•	Article V, Section 3 (Registered Holders of Shares) of the Amended Bylaws was added to address who may be considered a registered shareholder of the Corporation. The Current Bylaws do not have similar provisions.
Article VI General Provisions
•	Article VI, Section 4 (Notice and Waiver of Notice) of the Amended Bylaws clarifies the requirements for giving notice to shareholders or directors whenever required under the Corporation’s governing documents and also states that whenever notice is required to be given, a waiver of such notice in writing is equivalent to the giving of such notice.
          In addition, other revisions were made in the Amended Bylaws primarily to track the language of the TBOC, to change the order of certain sections that are in the Current Bylaws or for clarification purposes. Such revisions did not substantively alter the affected sections.
          A copy of the Amended Bylaws is attached as Exhibit 3.1 hereto and incorporated herein by reference. The foregoing summary of the revisions reflected in the Amended Bylaws is qualified in its entirety by reference to the Amended Bylaws.
Item 9.01. Financial Statements and Exhibits.
(d)	Exhibits

Exhibit	Description

3.1	Amended and Restated Bylaws of Cash America International, Inc., effective as of January 1, 2010.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CASH AMERICA INTERNATIONAL, INC.
Date: October 27, 2009	By:	/s/ J. Curtis Linscott
J. Curtis Linscott
Executive Vice President, General Counsel & Secretary

EXHIBIT INDEX

Exhibit	Description

3.1	Amended and Restated Bylaws of Cash America International, Inc., effective as of January 1, 2010.